EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].
THIRTEENTH AMENDMENT TO
AGREEMENT 319-I
ON THIS 15 DAY OF SEPTEMBER, 2006 (THE “EXECUTION DATE”), THIS THIRTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I, IS ENTERED INTO BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE; SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION. WHICH SHALL HEREINAFTER BE NAMED “THE CLIENT”, REPRESENTED IN THIS ACT BY MR. PHILIP K. O’ BRIEN, IN HIS CAPACITY AS VICE-PRESIDENT, AND AS THE OTHER PARTY BY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE NAMED “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO, REPRESENTED BY MR. SERGIO MIGUEL ANGEL AUTREY MAZA, IN HIS STATUS AS CHIEF EXECUTIVE OFFICER (C.E.O.), PURSUANT TO THE FOLLOWING:
A N T E C E D E N T S
1.-	On January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”.

2.-	On May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT amended the Agreement, hereinafter the “First Amendment”, in order to substitute transponder [***] for [***].

3.-	On January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT entered into a second amendment to the Agreement, hereinafter the “Second Amendment”, in which HUGHES’s obligation to take the [***] and [***] transponders changed from [***].

4.-	On March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT entered into a third amendment to the Agreement, hereinafter the “Third Amendment”, in which HUGHES’s obligation to take the [***].

5.-	On May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT entered into a fourth amendment to the Agreement, hereinafter the “Fourth Amendment”, in which the Parties agreed to substitute transponder [***].

6.-	On January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT entered into a Fifth Amendment to the Agreement, in which the Parties [***] hereinafter the “Fifth Amendment”.

7.-	On February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION entered into a sixth amendment to the Agreement in which the Parties agreed to [***], hereinafter the “Sixth Amendment”.

8.-	On March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT entered into a seventh amendment to the Agreement in which, among others, THE CLIENT [***], hereinafter the “Seventh Amendment”.

9.-	On May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT entered into an eighth amendment to the Agreement in which, among others, THE CLIENT exercised the [***] under the Second clause of the Seventh Amendment, hereinafter the “Eighth Amendment”.

10.-	On September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed into a ninth amendment to the Agreement in which, among others, THE CLIENT [***] in Satmex 5 satellite, transponder [***], in band [***] hereinafter the “Ninth Amendment”.

EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].
11.-	On December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed into an tenth amendment to the Agreement in which, among others, THE CLIENT [***] will be applied to CLIENT’S Bottom of Social Cover Program [***] hereinafter the “Tenth Amendment”.

12.-	On January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed into an eleventh amendment to the Agreement in which, among others, THE CLIENT [***] on Satmex 5 satellite for [***], hereinafter the “Eleventh Amendment”.

13.-	SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp entered into an Agreement for [***] on Satmex 5, hereinafter the [***].

14.-	On September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District. On August 4, 2006, this process ended successfully by the sentence dictated by Judge Second of District in Civil Matter, in the Federal District.

15.-	On February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed into a Twelfth Amendment to the Agreement in which THE CLIENT [***] on Satmex 5 satellite [***] TRANSPONDER/MONTH in Satmex 5, hereinafter the “Twelfth Amendment”, related with thirteen Antecedent.

16.	On August 11, 2006, SATMEX entered into a company’s reorganization under Chapter Eleven law according to Bankruptcy Court for the Southern District of New York.
After effected the foregoing antecedents, the Parties agree to enter into this Thirteenth Amendment and bind themselves pursuant to the following:
C L A U S E S
FIRST.- SATMEX SERVICES
The Parties agree [***] transponders to the capacity contracted on the Twelfth Amendment, therefore SATMEX will provide THE CLIENT the SPACE SEGMENT CAPACITY (as defined below) service under the terms and conditions established herein and to perform its other obligations hereunder. THE CLIENT agrees to pay SATMEX for providing such service, the price established in Second clause herein (Rate of Service).
The service provided under this Thirteenth Amendment shall be provided as an international service of signal conduction via satellite, through the Mexican Satellite System, by means of [***] meeting the PERFORMANCE PARAMETERES (as set forth in Exhibit A of this Thirteenth Amendment), as a Non-Preemptible service, in the [***] band, of Satmex 6 satellite (THE SPACE CAPACITY). THE SPACE CAPACITY will total [***] transponders of [***] each THE CLIENT will build up THE SPACE CAPACITY utilization in segments of [***] transponder of [***] in accordance with the calendar below.
SATMEX and THE CLIENT acknowledge that the TERM under which the SPACE CAPACITY will be provided will be of [***] of the [***] transponders segments under this Thirteenth Amendment.

STAR DATE	CAPACITY INCREMENT	END DATE

[***] [***] [***] [***] [***]	[***] transponder [***] transponder [***] transponder [***] transponder [***] transponder	[***] [***] [***] [***] [***]

EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].
For the capacity starting [***], THE CLIENT may delay the START DATE of THE SPACE CAPACITY by [***] weeks, only if it provides SATMEX with written notification with at least [***] weeks prior to the established START DATE. In such case, the END DATE for that period will be adjusted so the TERM for that segment will be set to [***] months.
THE CLIENT may anticipate THE SPACE CAPACITY prior to the START DATE established, subject to Availability. “Availability” means in respect of any transponder, that such transponder is not subject to a binding agreement between SATMEX and a third party for its lease, sale or use and its use by THE CLIENT hereunder is not otherwise restricted by any law, rule or regulation applicable to SATMEX.
In addition to the [***] transponders of THE SPACE CAPACITY, THE CLIENT will have the right to increase [***] transponders subject to “Availability”, for which SATMEX, will notify the availability of this capacity to THE CLIENT, no later than [***]. The TERM for these additional [***] transponders will be of [***] from START DATE of [***] and an END DATE of [***].
SECOND.- RATE OF SERVICE
The monthly rate per transponder is defined by the RATE CARD table established on THIRD clause of the TWELFTH AMMENDMENT that applies for capacity on Satmex 5 and Satmex 6 Satellites. The price will be given by the accumulated capacity on both satellites.
SATMEX will apply [***] on the RATE OF SERVICE for [***] of THE TERM of each segment of THE SPACE CAPACITY committed in this Thirteenth Amendment. This [***] will apply [***] for each segment of SPACE CAPACITY.
THE CLIENT will have the right to [***] on Satmex 6, from [***] to [***]. This [***] should be the same that THE CLIENT will commence using on [***].
THE CLIENT agrees that it should pay SATMEX for the SPACE SEGMENT CAPACITY of [***] transponders in Satmex 6 the minimum total amount of [***]. This amount could be higher according to the RATE CARD, and if there is a change in any of the START DATES of the SPACE SEGMENT CAPACITY. In addition, if THE CLIENT increases the [***] transponders mentioned in the last paragraph of the First clause SATMEX SERVICES, the minimum total amount will be increased by at least [***].
THIRD.- [***]
The term “CPI” shall mean the percentage increase (if any) in the Customer Price Index-U.S. City Average (all items), as published by the Department of Labor, Bureau of Labor Statistics.
FOURTH- [***]
FIFTH.- NOTICES
All notices to be provided under this Amendment shall be in writing and shall be delivered either (i) personally with the corresponding acknowledgment of receipt; (ii) by registered mail with acknowledgment of receipt; (iii) by an electronic fax transmission with confirmation via email; or (iii) by any electronic mean with acknowledgement of receipt, to the following addresses, fax numbers or e-mail addresses:
If to THE CLIENT:

EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].

HUGHES NETWORK SYSTEMS, INC.
11717 Exploration Lane.
Germantown MD 20876, USA
Phone:	+ (301) 428 7064
Fax:	+ (301) 548 1925
E-Mail:	kalinyak@hns.com
Attn:	Kenneth Kalinyak
Senior Manager Satellite

Billing Contact:

HUGHES NETWORK SYSTEMS, INC.
11717 Exploration Lane.
Germantown MD 20876, USA
Phone:	+ (301) 212 7818
Fax:	+ (301) 428 1868
E-Mail:	zatloukal@hns.com
Attn:	David Zatloukal
Vice-President Operations

If to SATMEX:

Satélites Mexicanos, S.A. de C.V.
Rodolfo Gaona No. 86, Piso 4.
Colonia Lomas de Sotelo
C.P. 11200, México, Distrito Federal
Phone:	+ (52 55) 26 29 58 04
Fax:	+ (52 55) 26 29 58 92
E-Mail:	eric.perezgrovas@satmex.com
Attn:	Eric Pérez Grovas Aréchiga
Sales Director

Billing Contact:

Satélites Mexicanos, S.A. de C.V.
Rodolfo Gaona No. 86, Piso 4
Colonia Lomas de Sotelo,
C.P. 11200, Miguel Hidalgo, Distrito Federal.
Phone:	+ (52) 55 2629-5800 Ext.717
+ (52) 55 2629-5843
Fax:	+ (52) 55 2629-5890
E-Mail:	breal@satmex.com
imata@satmex.com
Attn:	Blanca Real Herrera, o
Ileana Mata Zúñiga
Billing and Collection Manager

THE CLIENT shall notify SATMEX in writing of any modification to the information provided above, within the following five (5) days of any modification.
SIXTH.- The Parties agree that no modification is possible in this Thirteenth Amendment.

EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].
SEVENTH.- For the application and interpretation of this Thirteenth Amendment, the Parties decide to apply the Arbitration established in article 33 of the general terms and conditions of the Agreement.
EIGHTH.-The Parties agree that except as specifically amended hereby the Agreement and all its amendments shall remain in full force and effect in accordance with its terms.
This Thirteenth Amendment along is signed in counterparts, one copy remaining in possession of each party, in Mexico City, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX

/s/ PHILIP K. O ´BRIEN	/s/ SERGIO MIGUEL ANGEL AUTREY MAZA

PHILIP K. O ´BRIEN VICE PRESIDENT	SERGIO MIGUEL ANGEL AUTREY MAZA CHIEF EXECUTIVE OFFICER

EXHIBIT 4.11
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [[***]].
EXHIBIT — A
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